UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 26, 2005
ACTIVANT SOLUTIONS INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission file number)	94-2160013 (I.R.S. employer identification no.)

804 Las Cimas Parkway Austin, Texas (Address of principal executive offices)		78746 (Zip Code)
Registrant’s telephone number, including area code: (512) 328-2300
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     In connection with the proposed private placement of securities discussed in the press release attached as Exhibit 99.1, the information attached as Exhibits 99.2 and 99.3 will be utilized.
     Activant Solutions Inc. (the “Company”) expressly disclaims any obligation or undertaking to update or revise the financial information included in the exhibits attached hereto to reflect any changes in events or circumstances or in the Company’s expectations or results.
     The information contained in Items 7.01 and Exhibits 99.2 and 99.3 is furnished in accordance with Regulation FD and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information contained in Items 7.01 and Exhibits 99.2 and 99.3 is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.
Item 8.01 Other Events.
     On September 26, 2005, the Company issued a press release announcing its intention to privately place $140 million of floating rate senior notes due 2010 and the intention of its parent holding company, Activant Solutions Holdings Inc., to privately place $40 million of senior floating rate pay-in-kind notes due 2011, in each case subject to market and other conditions and pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Press Release dated September 26, 2005

99.2	Unaudited Pro Forma Financial Information

99.3	Audited Historical Financial Statements of Prophet 21, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
Date: September 26, 2005	By:	/s/ Richard Rew II
	Name:	Richard Rew II
	Title:	Secretary

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